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                                                       AMERICAN SKANDIA TRUST
                                                       SUB-ADVISORY AGREEMENT
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  THIS AGREEMENT is between American Skandia Investment  Services,  Incorporated and Prudential  Investments LLC (the "Advisor") and
  T. Rowe Price Associates, Inc. (the "Sub-Advisor").

  WHEREAS  American Skandia Trust (the "Trust") is a Massachusetts  business trust organized with one or more series of shares,  and is registered as an investment company under the Investment Company Act of 1940 (the "ICA"); and

  WHEREAS the  trustees  of the Trust (the  "Trustees")  have  engaged the Advisor to act as Advisor for the AST T. Rowe Price Asset
  Allocation  Portfolio  (the  "Portfolio")  under the terms of a  management  agreement,  dated May 1,  2003,  with the Trust  (the
  "Management Agreement"); and

  WHEREAS the Advisor has engaged the  Sub-Advisor  and the Trustees have  approved the  engagement  of the  Sub-Advisor  to provide investment advice and other investment services set forth below;

  NOW, THEREFORE the Advisor and the Sub-Advisor agree as follows:

  1.     Investment  Services The  Sub-Advisor  will furnish the Advisor with  investment  advisory  services in  connection  with a
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  continuous  investment  program for the Portfolio which is to be managed in accordance with the investment  objective,  investment policies and actions of the Portfolio as set forth in the Prospectus  and Statement of Additional  Information of the Trust and in
  accordance  with the Trust's  Declaration  of Trust and  By-laws.  Officers,  directors,  and  employees  of  Sub-Advisor  will be available to consult with Advisor and the Trust,  their  officers,  employees and Trustees  concerning  the business of the Trust.
  Advisor will promptly  furnish  Sub-Advisor  with any amendments to such  documents.  Such  amendments  will not be effective with respect to the Sub-Advisor until receipt thereof.

         Subject to the  supervision  and control of the  Advisor,  which is in turn subject to the  supervision  and control of the
  Trust's Board of Trustees,  the  Sub-Advisor,  will in its discretion  determine and select the securities to be purchased for and sold from the  Portfolio  from time to time and will place orders with and give  instructions  to brokers,  dealers and others for all such  transactions  and cause such  transactions  to be executed.  The Portfolio  will be maintained by a custodian  bank (the
  "Custodian")  and the Advisor  will  authorize  the  Custodian to honor orders and  instructions  by employees of the  Sub-Advisor authorized  by the Advisor to settle  transactions  in respect of the  Portfolio.  No assets may be withdrawn  from the  Portfolio other than for  settlement  of  transactions  on behalf of the  Portfolio  except upon the written  authorization  of  appropriate officers  of the Trust who shall have been  certified  as such by proper  authorities  of the Trust prior to the  withdrawal.  All transactions  will be consummated by payment to or delivery by the Custodian,  or such depositories or agents as may be designated by the Custodian,  as custodian for the Trust,  of all cash and/or  securities due to or from the Portfolio,  and the  Sub-Advisor shall not have possession or custody thereof or any s  responsibility  or liability with respect  thereto.  The Sub-Advisor  shall advise the  Custodian and confirm in writing to the Trust all  investment  orders placed by it with brokers and dealer at the time and in the manner set forth in the procedures  mutually  agreed upon by both parties.  The Trust shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction  initiated by the  Sub-Advisor.  The Trust shall be  responsible  for all custodial  arrangements  and the payment of all custodial  charges and fees, and upon the giving of proper  instructions  to the  Custodian,  the  Sub-Advisor  shall have no  responsibility  or liability  with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

         The Sub-Advisor will obtain and evaluate  pertinent  information about significant  developments and economic,  statistical and financial data, domestic,  foreign or otherwise,  whether affecting the economy generally or the Portfolio, and concerning the individual  issuers  whose  securities  are included in the Portfolio or the  activities in which they engage,  or with respect to securities which the Sub-Advisor considers desirable for inclusion in the Portfolio.

         The  Sub-Advisor  represents  that it reviewed  the  Registration  Statement  of the Trust,  including  any  amendments  or supplement  thereto,  and any Proxy Statement relating to the approval of this Agreement as filed with the Securities and Exchange
  Commission and represents and warrants that with respect to disclosure about the Sub-Advisor or information  relating  directly or indirectly  to the  Sub-Advisor,  such  Registration  Statement or Proxy  Statement  contains,  as of the date  hereof,  no untrue statement  of any  material  fact and does not omit any  statement  of material  fact which was  required to be stated  therein or necessary to make the statements  contained  therein not misleading.  The Sub-Advisor  further  represents and warrants that it is an investment  advisor registered under the Investment  Advisers Act of 1940, as amended,  and under the laws of all jurisdictions in which the conduct of its business hereunder requires such registration.

         Sub-Advisor shall use its best judgment, effort, and advice in rendering services under this Agreement.

         In furnishing the services under this Agreement,  the Sub-Advisor  will comply with the  requirements of the ICA applicable to it, and the regulations promulgated thereunder.

         Nothing in this Agreement shall be implied to prevent the Advisor from engaging other  Sub-advisors  to provide  investment advice and other  services in relation  to  portfolios  of the Trust for which  Sub-Advisor  does not provide  such or to prevent
   Advisor  from  providing  such  services  itself in relation to such  portfolios.  The  Sub-Advisor  and the  Investment  Manager understand  and agree that if the  Investment  Manager  manages the Portfolio in a  "manager-of-managers"  style,  the Investment
   Manager will,  among other  things,  (i)  continually  evaluate the  performance  of the  Sub-Advisor  through  quantitative  and qualitative  analysis and consultations with the Sub-Advisor,  (ii) periodically make  recommendations to the Trust's Board as to whether the contract with one or more sub-advisors  should be renewed,  modified or terminated,  and (iii) periodically report to the Trust's  Board  regarding the results of its  evaluation  and  monitoring  functions.  The  Sub-Advisor  recognizes  that its services may be terminated or modified pursuant to this process.

         The Sub-Advisor  acknowledges that the Investment  Manager and the Trust intend to rely on Rules 17a-10 and 10f-3 under the
   ICA, to the extent  applicable,  and the  Sub-Advisor  hereby agrees that it shall not consult with any other  Sub-Advisor to the
   Portfolio or the Trust with respect to  transactions  in securities for the  Portfolio's  portfolio or any other  transactions of
   Portfolio  assets.  The Sub-Advisor  further  acknowledges  that it shall not consult with any other sub-advisor of the Portfolio that is a principal  underwriter or an affiliated  person of a principal  underwriter  with respect to transactions in securities for the Portfolio's  portfolio or any other transactions of Portfolio assets, and that its investment  advisory  responsibilities as set forth in this Agreement are limited to such discrete portion of the Portfolio's  portfolio as determined by the Investment
   Manager.

   2.    Delivery of Documents to  Sub-Advisor.  The Advisor has  furnished  the  Sub-Advisor  with copies of each of the  following
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   documents:

         (a)      The Declaration of Trust of the Trust as in effect on the date hereof,

         (b)      The By-laws of the Trust in effect on the date hereof,

         (c)      The  resolutions  of the Trustees  approving the  engagement of the  Sub-Advisor as Sub-Advisor to the Advisor and
                  approving the form of this agreement;

         (d),     The  resolutions  of the  Trustees  selecting  the Advisor as Advisor to the Trust and  approving  the form of the
                  Advisor's Management Agreement with the Trust;

         (e)      The Advisor's Management Agreement with the Trust;

         (f)      The Code of Ethics of the Trust and of the Advisor as currently in effect; and

         (g)      A list of companies the  securities  of which are not to be bought or sold for the Portfolio  because of nonpublic information  regarding such companies that is available to Advisor or the Trust,  or which, in the sole opinion of the Advisor, it believes such non-public information would be deemed to be available to Advisor and/or the Trust.

   The Advisor will furnish the Sub-Advisor  from time to time with copies,  properly.  certified or otherwise  authenticated of all amendments of or supplements to the foregoing,  if any. Such  amendments or supplements as to items (a) through (f) above will be provided  within 30 days of the time such materials  became  available to the Advisor.  Such amendments or supplements as to item
   (g) above will be provided not later than the end of the business day next  following  the date such  amendments  or  supplements become known to the Advisor.

   3.    Delivery of  Documents to the Advisor.  The  Sub-Advisor  has  furnished  the Advisor with copies of each of the  following
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   documents:

         (a)      The Sub-Advisor's Form ADV as filed with the Securities and Exchange Commission;

         (b)      The Sub-Advisor's most recent balance sheet;

         (c)      Separate lists of persons who the Sub-Advisor  wishes to have authorized to give written and/or oral  instructions to Custodians of Trust assets for the Portfolio;

         (d)      The Code of Ethics of the Sub-Advisor as currently in effect.

   The Sub-Advisor will furnish the Advisor from time to time with copies,  properly  certified or otherwise  authenticated,  of all amendments of or supplements to the foregoing,  if any. Such  amendments or supplements as to items (a) through (d) above will be provided within 30 days of the time such materials became available to the Sub-Advisor.

   4.    Investment  Advisory  Facilities.  The  Sub-Advisor,  at its expense,  will furnish all  necessary  investment  facilities,
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   including salaries of personnel required for it to execute its duties faithfully.

   5.    Execution  of  Portfolio  Transactions  Sub-Advisor  is  responsible  for  decisions  to buy and  sell  securities  for the
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   Portfolio,  broker-dealer  selection,  and  negotiation  of its  brokerage  commission  rates.  Sub-Advisor  shall  determine the securities  to be purchased or sold by the Portfolio  pursuant to its  determinations  with or through such  persons,  brokers or dealers,  in  conformity  with the policy with  respect to  brokerage  as set forth in the Trust's  Prospectus  and  Statement of
   Additional  Information,  or as the  Board  of  Trustees  may  determine  from  time to  time.  Generally,  Sub-Advisors  primary consideration  in placing  Portfolio  securities  transactions  with  broker-dealers  for execution is to obtain and maintain the availability  of best execution at the best net price and in the most effective  manner  possible.  The  Sub-Advisor may consider sale of shares of the Portfolio,  as well as  recommendations  of the Advisor,  subject to the requirements of best net price and most favorable execution.

         Consistent with this policy,  the Sub-Advisor  will take the following into  consideration:  the best net price  available, the reliability,  integrity and financial  condition of the  broker-dealer the size of and difficulty in executing the order, and the value of the expected  contribution  of the  broker-dealer  to the  investment  performance  of the  Portfolio on a continual basis.  Accordingly,  the cost of the  brokerage  commissions  to the  Portfolio  may be greater than that  available  from other brokers if the difference is reasonably  justified by other aspects of the portfolio execution services offered.  Subject to such policies and procedures as the Board of Trustees of the Trust may determine,  the Sub-Advisor  shall not be deemed to' have acted unlawfully  or to have breached any duty solely by reason of its having caused the Portfolio to pay a broker dealer that provides such  services  to the  Sub-Advisor  for the  Portfolio's  use an amount of  commission  for  effecting a  'portfolio  investment transaction  in excess of the amount of  commission  another  broker-dealer  would have  charged  for  effecting  that on, if the
   Sub-Advisor  determines  in good faith that such amount of  commission  was  reasonable  hi relation to the value of the research services  provided  by such  broker,  viewed  in  terms  of  either  that  particular  transaction  or the  Sub-Advisors  ongoing responsibilities  with respect to the Portfolio.  The  Sub-Advisor  is further  authorized to allocate the orders placed by it on behalf of the Portfolio to such  broker-dealers  who also provide  research or  statistical  material,  or other  services to the
   Portfolio or the Sub-Advisor.  Such allocation shall be in such amounts and proposals as the Sub-Advisor  shall determine and the
   Sub-Advisor  will report on said  allocations  to the Advisor as requested  by the Advisor and, in any event,  at least once each calendar  year if no  specific  request is made,  indicating  the brokers to whom such  allocations  have been made and the basis therefor.

   6.    Reports by  Sub-Advisor.  The  Sub-Advisor  shall  furnish the Advisor  monthly,  quarterly and annual  reports  concerning
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   transactions and performance of the Portfolio,  including information required in the Trust's  Registration,  in such form as may be mutually  agreed,  to review the  Portfolio  and discuss the  management  of it. The  Sub-Advisor  shall permit the  financial statements,  books and with respect to the Portfolio to be inspected and audited by the Trust, the Advisor or their agents at all reasonable times during normal business hours.  The Sub-Advisor  shall  immediately  notify and forward to both Advisor and legal counsel  for the Trust any legal  process  served upon it on behalf of the Advisor or the Trust The  Sub-Advisor  shall  promptly notify the Advisor of any changes in any information required to be disclosed in the Trust's registration statement

   7.    Compensation  of  Sub-Advisor.  The amount of the  compensation  to the  Sub-Advisor is computed at an annual rate. The fee
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   is payable  monthly in arrears,  based on the average daily net assets of the Portfolio for each month, at the annual rates shown below.

         For all services  rendered,  the Advisor will  calculate and pay the  Sub-Advisor  at the annual rate of: .50 of 1% of' the portion of the net assets of the  Portfolio  not in excess of $25  million;  plus .35 of 1% of the portion of the net assets over
   $25 million but not in excess of $50 million; and .25 of 1% of the portion in excess of $50 million.

         In computing the fee to be paid to the  Sub-Advisor,  the net asset value of the Portfolio  shall be valued as set forth in the then current  registration  statement of the Trust.  If this  agreement is  terminated,  the payment shall be prorated to the date of termination.

           Advisor and  Sub-Advisor  shall not be considered as partners or participants  in a joint venture.  Sub-Advisor  will pay its own owners for the  services to be provided  pursuant to this  Agreement  and will not be obligated to pay any a of Advisor of the Trust.  Except as otherwise provided herein, Advisor and the Trust will not be obligated to pay any expenses of Sub-Advisor.

  8.     Confidential  Treatment It is understood that any information or  recommendation  supplied by the Sub-Advisor in connection
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  with the performance of its obligations  hereunder is to be regarded as  confidential  and for use only by the Advisor,  the Trust or such persons the Advisor may designate in connection with the Portfolio.  It is also  understood that any information  supplied to Sub-Advisor in connection  with the  performance of its obligations  hereunder,  particularly,  but not limited to, any list of securities  which, on a temporary  basis,  may not be bought or sold for the Portfolio,  is to be regarded as confidential and for use only by the Sub-Advisor in connection with its obligation to provide investment advice and other services to the Portfolio.

9.       Representations  of the Parties.  Each party to this Agreement hereby  acknowledges  that it is registered as an investment
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  advisor under the Investment  Advisers Act of 1940, it will use its reasonable best efforts to maintain such registration,  and it will promptly  notify the other if it ceases to be so registered,  if its  registration  is suspended for any reason,  or if it is notified by any regulatory  organization or court of competent  jurisdiction that it should show cause why its registration should not be suspended or terminated.

         The Trust represents, warrants and agrees that:

         A.       The  Sub-Advisor  has been duly  appointed  by the  Trustees  of the  Trust to  provide  investment  advice to the
  Portfolio as contemplated hereby;

         B.       The Trust will deliver to the  Sub-Advisor a true and complete  copy of its then current  prospectus as amended or supplemented  from time to time and such other  documents or instruments  governing the investment of the Portfolio and such other information as is necessary for the Sub-Advisor to carry out its obligations under this Agreement; and

         C.       The Trust is currently in compliance  and shall at all times comply with the  requirements  imposed upon the Trust by applicable laws and regulations.

  10.    Liability,  The  Sub-Advisor  shall use its best  efforts  and good faith in the  performance  of its  services  hereunder.
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  However,  so long as the  Sub-Advisor  has acted in good  faith and has used its best  efforts,  then in the  absence  of  willful misfeasance,  bad faith,  gross  negligence or reckless  disregard for its  obligations  hereunder,  it shall not be liable to the
  Trust or its  shareholders or to the Advisor for any act or omission  resulting in any loss suffered in any portfolio of the Trust in connection with any service to be provided  herein.  The Federal laws impose  responsibilities  under certain  circumstances on persons who act in good faith,  and  therefore,  nothing  herein shall in any way  constitute a waiver of limitation of any rights which the Trust or Advisor may have under applicable law.

           The Advisor  agrees that the  Sub-Advisor  shall not be liable for any failure to  recommend  the purchase or sale of any security  on behalf of the  Portfolio  on the basis of any  information  which  might,  in  Sub-Advisor's  opinion,  constitute  a violation of any federal or state laws, rules or regulations.

  11.    Other  Activities of Sub-Advisor.  Advisor agrees that the  Sub-Advisor  and any of its partners or employees,  and persons
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  affiliated with it or with any such partner or employee may render  investment  management or advisory services to other investors and  institutions,  and such investors and institutions may own,  purchase or sell,  securities or other interests in property the same as or similar to those which are selected for purchase,  holding or sale for the Portfolio,  and the Sub-Advisor  shall be in all free to take action with respect to investments  in securities or other  interests in property the same as or similar to those selected  for  purchase,  holding  or sale for the  Portfolio.  Purchases  and  sales of  individual  securities  on behalf of the
  Portfolio  and other  portfolios  of the Trust or accounts  for other  investors or  institution,  will be made on a basis that is equitable to all portfolios of the Trust and other  accounts.  Nothing in this  agreement  shall impose upon the  Sub-Advisor  any obligation  to purchase or sell or  recommend  for  purchase or sale,  for the  Portfolio  any  security  which it, its  partners, affiliates or employees may purchase or sell for the  Sub-Advisor  or such  partner's,  affiliate's  or employee's own accounts or for the account of any other client, advisory or otherwise.

  12.    Continuance and  Termination.  This Agreement shall remain in full force and effect for one year from the date hereof,  and
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  is  renewable  annually  thereafter  by  specific  approval  of the Board of Trustees of the Trust or by vote of a majority of the outstanding  voting  securities  of the  Portfolio.  Any such renewal  shall be approved by the vote of a majority of the Trustees who are not  interested  persons  under the ICA,  cast in person at a meeting  called for the  purpose of voting on such  renewal.
  This agreement may be terminated  without penalty at any time by the Advisor or Sub-Advisor upon 60 days written notice,  and will automatically  terminate  in the event of its  assignment  by either  party to this  Agreement as defined in the ICA, or (provided
  Sub-Advisor has received prior written notice thereof) upon termination Of the Advisors Management Agreement with the Trust.

   13.   Notification.  Sub-Advisor  will  notify  the  Advisor  within a  reasonable  time of any  change in the  personnel  of the
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   Sub-Advisor with  responsibility  for making  investment  decisions in relation to the Portfolio or who have been audited to give instructions to a Custodian of the Trust.

           Any notice,  instruction or other  communication  required or  contemplated  by this agreement  shall be in writing.  All such  communications  shall be addressed to the  recipient  at the address set forth  below,  provided  that either party may, by notice, designate a different address for such party.

         Advisor-.                    American Skandia Investment Services, Incorporated
                                      Gateway Center Three
                                      100 Mulberry Street
                                      Newark, NJ 07102
                                      Attention:  Robert F. Gunia
                                      Executive Vice President

         Sub-Advisor.                 T. Rowe Price Associates, Inc.
                                      100 East Pratt Street
                                      Baltimore, Maryland 21202
                                      Attention:     Henry Hopkins , Esq.

         Trust:                       American Skandia Trust
                                      One Corporate Drive
                                      Shelton, Connecticut 06484
                                      Attention: Law Department

   14.   Indemnification.  The Sub-Advisor  agrees to indemnify and hold harmless Advisor,  any affiliated person within the meaning
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   of Section 2(a)(3) of the 1940 Act  ("affiliated  person') of Advisor and each person,  if any who, within the meaning of Section
   15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling  person") Advisor,  against any and all losses, claims, damages,  liabilities or litigation (including  reasonable legal and other expenses),  to which Advisor or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Investment  Advisers Act of 1940 ("Advisers Act"),
   under any other statute,  at common law or otherwise  arising out of Sub-Advisor's  responsibilities  as portfolio manager of the
   Portfolio (1) to the extent of and as a result of the willful misconduct,  bad faith, or gross negligence by Sub-Advisor,  any of
   Sub-Advisor's employees or representatives or any affiliate of or any person acting on behalf of Sub-Advisor,  or (2) as a result of any untrue  statement or alleged  untrue  statement of a material  fact  contained in a prospectus  or statement of additional information  covering the Portfolio or the Trust or any amendment  thereof or any  supplement  thereto or the omission or alleged omission  to state  therein a material  fact  required  to be stated  therein or  necessary  to make the  statement  therein  not misleading,  if such a statement or omission was made in reliance upon written information furnished to Advisor, the Trust or any affiliated  person of the Advisor or the Trust or upon verbal  information  confirmed by the Sub-Advisor in writing or (3) to the extent of, and as a result of, the  failure of the  Sub-Advisor  to  execute,  or cause to be  executed,  Portfolio  transactions according to the standards and requirements of the 1940 Act;  provided,  however,  that in no case is Sub-Advisor's  indemnity in
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   favor of Advisor or any affiliated  person or  controlling  person of Advisor deemed to protect such person against any liability to which any such  person  would  otherwise  be subject  by reason of willful  misconduct  bad faith or gross  negligence  in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The Advisor  agrees to  indemnify  and hold  harmless  Sub-Advisor,  any  affiliated  person  within the meaning of Section
   2(a)(3) of the 1940 Act  ('affiliated  person") of Sub-Advisor  and each person,  if any who, within the meaning Of Section 15 of the Securities Act of 1933 (the ."1933 Act"), controls  ("controlling  person") Sub-Advisor,  against any and all losses, claims, damages,  liabilities or litigation  (including  reasonable  legal and other expenses),  to which  Sub-Advisor or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act the Investment  Adviser's Act of 1940 ('Advisers
   Act"), under any other statute, at common law or otherwise,  arising out of Advisors responsibilities as Advisor of the Portfolio
   (1) to the extent of and as a result of the willful  misconduct,  bad faith,  or gross  negligence  by Advisor,  any of Advisor's employees or  representatives  or any  affiliate of or any person  acting on behalf of Advisor,  or (2) as a result of any untrue statement or alleged  untrue  statement of a material  fact  contained in a  prospectus  or statement of  additional  information covering the Portfolio or the Trust or any amendment  thereof or any  supplement  thereto or the omission or alleged  omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading,  if such a statement or omission was made by the Trust other than in reliance  upon written  information  furnished by  Sub-Advisor,  or any affiliated person of the Sub-Advisor or other than upon verbal information  confirmed by the Sub-Advisor in writing,  provided,
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   however,  that in no case is Advisor's  indemnity in favor of  Sub-Advisor  or any  affiliated  person or  controlling  person of
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   Sub-Advisor  deemed to protect such person  against any  liability to which any such person would  otherwise be subject by man of willful misconduct,  bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

   15.   Warranty.  The Advisor  represents and wan-ants that (i) the  appointment  of the  Sub-Advisor by the Advisor has been duly
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   authorized  and (ii) it has acted and will continue to act in  connection  with the  transactions  contemplated  hereby,  and the transactions  contemplated  hereby are, in conformity with the Investment Company Act of 1940, the Trusts governing documents and other applicable laws.

         The  Sub-Advisor  represents  and  warrants  that it is  authorized  to perform the services  contemplated  to be performed hereunder.

   16.   Governing  Law. This  agreement is made under,  and shall be governed by and construed in accordance  with, the laws of the
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   State of Connecticut.

   17.   Assignment.       No assignment of this Agreement shall be made by either party, and this Agreement shall automatically
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   terminate in the event of such assignment.  The Sub-Advisor shall notify the Portfolio in writing sufficiently in advance of any proposed change of control, as will enable the Trust to consider whether an assignment will occur, and to take the steps necessary to enter into a new contract with the Sub-Advisor.

   18.   Amendment.        This Agreement may be amended at any time, but only by written agreement between the Advisor and
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   Sub-Advisor, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

   The effective date of this agreement is May 1, 2003.

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISER:

___________________________________                           ___________________________________
Robert F. Gunia
Executive Vice President

Date:    ____________________________                                  Date:    ____________________________

Attest:  ____________________________                                  Attest:  ____________________________